June 15, 2005

John W. Henry & Company, Inc.
301 Yamato Road, Suite 2200
Boca Raton, Fl. 33431-4931

Attn: Mr. Ken Webster

Re:    Management Agreement Renewals

Dear Mr. Webster:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2006 and all other provisions of the Management Agreements will remain unchanged.

•	Shearson Mid-West Futures Fund

•	Shearson Lehman Select Advisors Futures Fund L.P.

•	Smith Barney Mid-West Futures Fund L.P. II

•	Smith Barney Westport Futures Fund L.P.

•	Hutton Investors Futures Fund, L.P. II (HIFF II)

•	AURORA 2001

•	AURORA III

•	Salomon Smith Barney Diversified 2000 Futures Fund L.P.

•	Alera 100

•	JWH Strategic Allocation Master Fund LLC

June 15, 2005

•	Citigroup Diversified Futures Fund

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel R. McAuliffe, Jr. Daniel R. McAuliffe, Jr. Chief Financial Officer & Director
JOHN W. HENRY & COMPANY, INC.
By:	/s/ Ken Webster
Print Name: Ken Webster

DRMcA/sr